UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017 (February 24, 2017)

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1350 Houston, Texas 77056
(Address of principal executive office) (Zip Code)

(713) 963-0099
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Underwriting Agreement

On February 24, 2017, Hi-Crush Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Hi-Crush GP LLC, the general partner of the Partnership (the “General Partner”), and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 20,500,000 common units (the “Units”) representing limited partner interests of the Partnership (“Common Units”) at a price of $17.505 per Common Unit. The total gross proceeds (before underwriters’ discounts and compensation and estimated offering expenses) from the sale of the Units are expected to be approximately $369 million. The material terms of the offering of the Common Units are described in the prospectus supplement, dated February 24, 2017, filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on February 28, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Common Units are registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-214888), which was declared effective by the Commission on December 13, 2016 and the closing with respect to the offering of such Common Units is expected to occur on March 1, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., dated February 24, 2017.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Dated: March 1, 2017

	By:	/s/ Laura C. Fulton
	Name:	Laura C. Fulton
	Title:	Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., dated February 24, 2017.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

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